EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of Series A Common Stock, $0.00001 par value per share, of Factorial Energy Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 16th day of June 2026.

STELLANTIS N.V.

/s/ Giorgio Fossati
By: ____________________________
Name: Giorgio Fossati
Title: General Counsel

STELLANTIS EUROPE S.p.A.
/s/ Giorgio Fossati
By: ____________________________
Name: Giorgio Fossati
Title: Attorney-in-Fact

STELLANTIS VENTURES B.V.

/s/ Giorgio Fossati
By: ____________________________
Name: Giorgio Fossati
Title: Attorney-in-Fact